Exhibit 5.2

[Letterhead of Clifford Chance US LLP]

December 28, 2007

RAM Holdings Ltd.
46 Reid Street
Hamilton, Bermuda HM 12

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented RAM Holdings Ltd., a Bermuda exempted company (“RAM”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to possible offerings from time to time by RAM of up to $350,000,000 in the aggregate amount of securities of RAM, including: (i) debt securities of RAM (the “Debt Securities”); (ii) warrants of RAM (the “Warrants”) to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants; (iii) depositary shares of RAM (the “Depositary Shares”) to be issued pursuant to the terms of one or more deposit agreements (the “Deposit Agreements”) to be entered into prior to the issuance of the Depositary Shares; (iv) share purchase contracts of RAM (the “Share Purchase Contracts”); and (v) share purchase units of RAM (the “Share Purchase Units”). All such securities are collectively referred to herein as the “Securities.” Certain terms of the Securities will be established by or pursuant to resolutions of RAM’s Board of Directors (the “Corporate Proceedings”).

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and certain resolutions of the Board of Directors of RAM, in the name of RAM, certified by an officer of RAM on the date hereof as being complete, accurate and in effect, authorizing the filing of the Registration Statement and other related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents (including the form of debt securities indenture filed as an exhibit to the Registration Statement), company records, certificates and letters of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us, and the conformity with the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. As to facts upon which this opinion is based, we have relied, as to all matters of fact, upon certificates and statements of officers, directors and employees of, and accountants for, RAM, and others.

Based on, and subject to, the foregoing, the qualifications and assumptions set forth herein and such examination of law as we have deemed necessary, we are of the opinion that:

(i)

The Debt Securities, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Debt Securities contained in the Registration Statement and any applicable prospectus supplement and that the interest on those Debt Securities is not at a rate which violates applicable law, when duly executed and delivered and authenticated in accordance with the indenture under which they are to be issued and when payment therefor is received, will constitute valid and legally binding obligations of RAM, enforceable against RAM in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law));

(ii)

The depositary receipts evidencing the Depositary Shares, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Depositary Shares contained in the Registration Statement and any applicable prospectus supplement and the due authorization and issuance of the preference shares of RAM underlying the Depositary Shares, when duly issued by the depositary pursuant to the Depositary Agreements against deposit of the preference shares in accordance with the Depositary Agreements, will be duly and validly issued and will be entitled to the benefits provided by the Depositary Shares and the Depositary Agreements;

(iii)

The Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement, the due authorization of any common shares, preference shares or debt securities of RAM underlying the Warrants and that the Warrants provide for the issuance of such common shares, preference shares or debt securities upon payment of consideration equal at least to the par value of the common shares, preference shares or debt securities being issued, if applicable, and do not contain provisions which violate applicable law, when duly executed, delivered and countersigned in accordance with the Warrant Agreements and when payment therefor is received, will constitute valid and legally binding obligations of RAM, will be entitled to the benefits provided by the Warrant Agreements and will be enforceable against RAM in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law));

(iv)

The Share Purchase Contracts, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Share Purchase Contracts contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any securities of RAM underlying the Share Purchase Contracts, when duly executed and delivered, will constitute valid and legally binding obligations of RAM, enforceable against RAM in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Share Purchase Contracts; and

(v)

The Share Purchase Units, assuming the due authorization thereof and of the related Share Purchase Contracts and applicable pledge agreements, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Share Purchase Units contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any securities of RAM underlying the Share Purchase Units, when the related Share Purchase Contracts and applicable pledge agreements are duly executed and delivered, will constitute valid and legally binding obligations of RAM, enforceable against RAM in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Share Purchase Units.

The opinions set forth in this letter relate only to the federal securities laws of the United States, and the laws of the State of New York. We express no opinion (a) as to the enforceability of forum selection clauses in the federal courts or (b) with respect to the requirements of, or compliance with, any state securities or blue sky laws.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP